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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported): April 4, 2002 (April 3, 2002)


                       PRECISION OPTICS CORPORATION, INC.
           -----------------------------------------------------------

             (Exact name of registrant as specified in its charter)

Massachusetts                       001-10647                04-2795294
------------------                  ------------------       ---------------
(State or other jurisdiction of     (Commission              (I.R.S. Employer
of incorporation or organization)   File Number)             Identification No.)


                 22 East Broadway, Gardner, Massachusetts 01440
         ---------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (978) 630-1800


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Item 5.     Other Events.

         On April 3, 2002, the Registrant issued the following press release:

FOR IMMEDIATE RELEASE                                  WEDNESDAY, APRIL 3, 2002


          PRECISION OPTICS CORPORATION ANNOUNCES:

          -    FIRST PRODUCTION SHIPMENT OF AUTOCLAVABLE ENDOSCOPES

          -    RECEIPT OF NEW ORDERS FOR STEREO ENDOSCOPE PRODUCTS

          - RECEIPT OF NEW ORDER FOR DEVELOPMENT AND PRODUCTION OF RELAY LENS SYSTEM FOR USE IN MEDICAL DIGITAL PHOTO MICROSCOPY

GARDNER, MASSACHUSETTS - Precision Optics Corporation, Inc. (Nasdaq: POCI) today announced that an initial production lot of the Company's new autoclavable endoscopes was shipped in March 2002 in fulfillment of a customer's order. Additional shipments on this order are scheduled for the quarter beginning April 1, 2002. These shipments are pursuant to a new strategic relationship with a major orthopedic equipment supplier. While these initial shipments are not in themselves expected to have a material impact on the Company's operating results for the quarters ended March 31 and June 30, 2002, this achievement reflects the successful culmination of very extensive research and development efforts. The Company is in the process of filing a patent application with the United States Patent Office for its new autoclavable endoscope technology. These new endoscopes, which also are CE Mark certified for European use, have been designed and tested to withstand sterilization by flash and standard autoclave, as well as all other commonly used medical sterilization means. The major benefits of autoclavable instruments include increased patient safety, quick turnaround, and elimination of hazardous sterilant and by-product materials, all of which provide a much better value to the user. The Company believes its autoclavable endoscope technology will generate significant opportunities for endoscope revenue growth, particularly in Europe where autoclaving is the preferred method of sterilization.

The Company also announced that it has received new orders for stereo endoscopes and related products totaling approximately $450,000, of which approximately $65,000 has been delivered in the quarter ended March 31, 2002. The balance of the orders of approximately $385,000 is scheduled to be delivered in the quarter beginning April 1, 2002.

The Company also announced that it has received a new customer order totaling approximately $260,000 for the development and production of a specialized relay lens system to be used for a medical application of digital still photo microscopy. Prototypes of this new relay lens system are scheduled to be completed in May 2002, and production units are scheduled to be fully delivered within one year from acceptance of prototype units.


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         Forward-looking statements contained in this news release, including those related to the Company's products under development, operation of the Company's production facilities, and revenue estimates, are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. Among these risk factors are general economic and business conditions and growth in the optical communications and medical product markets, market acceptance of the Company's products, the impact of competitive products and pricing, performance of the Company's vendors, availability of third-party components, cost and yields associated with production of the Company's optical communications and other products and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-KSB for the year ended June 30, 2001.


ABOUT PRECISION OPTICS

Precision Optics Corporation, a leading manufacturer of optical thin films and optical instruments since 1984, designs and manufactures high-quality optical thin film coatings, medical instruments, and other advanced optical systems. Major applications for the Company's thin film coatings have included DWDM filters used to increase the bandwidth capacity of fiber-optic telecommunications networks. The Company's medical instrumentation line includes laparoscopes, arthroscopes, endocouplers, and a world-class 3-D endoscope for use in minimally invasive surgical procedures.

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                                      -2-


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PRECISION OPTICS CORPORATION, INC.

Date:  April 4, 2002              By:  /s/ Jack P. Dreimiller
                                       -----------------------
                                       Name:  Jack P. Dreimiller
                                       Title: Senior Vice President, Finance and
                                              Chief Financial Officer